EXHIBIT 10.1

KORN/FERRY INTERNATIONAL

INVESTOR RIGHTS AGREEMENT

JUNE 13, 2002

-i-

TABLE OF CONTENTS

(Continued)

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (the “Agreement”) is entered into as of the 13th day of June, 2002, by and among Korn/Ferry International, a Delaware corporation (the “Company”), and each of the entities, severally and not jointly, whose names are set forth on the signature page hereto (which entities are hereinafter collectively referred to as the “Investors” and each individually as an “Investor”).

Recitals

WHEREAS, the Company and the Investors have entered into the Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), providing for, among other things, the sale by the Company and the purchase by the Investors of (i) 10,000 shares (the “Shares”) of the Company’s 7.5% Convertible Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), (ii) its 7.5% Convertible Subordinated Notes due 2010, in an aggregate principal amount of $40,000,000 (the “Notes”) and (iii) eight-year warrants (the “Warrants”) to purchase 272,727 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”).

WHEREAS, this Agreement is a condition of the obligations of the Investors’ obligation to purchase, and the Company’s obligation to sell, the Shares, the Notes and the Warrants pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, hereinafter set forth, the parties hereto agree as follows:

Section 1. Definitions Terms defined in the text of this Agreement shall have the meanings provided and the following terms shall have the meanings provided below:

“Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified person.

“Closing Date” means the date on which the closing of the purchase of the Shares, the Notes and the Warrants contemplated by the Purchase Agreement occurs.

“Change of Control Event” means (i) a sale, conveyance or disposition of all or substantially all the assets of the Company, (ii) the effectuation of a transaction (including a merger, consolidation, recapitalization or other reorganization) or series of related transactions as a result of which 50% or more of the issued and outstanding voting securities of the resulting entity are beneficially owned by a person, corporation, entity or group other than the stockholders of the Company immediately prior to such transactions or (iii) the effectuation of a transaction (including a merger, consolidation, recapitalization or other reorganization) or series of related transactions as a result of which any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), shall succeed in having a sufficient number of its nominees elected to the Company’s Board of Directors such that such nominees will constitute a majority of the Board of Directors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Change” means any transaction (including any merger, consolidation, recapitalization or other reorganization) or series of related transactions as a result of which all or substantially all of the outstanding Common Stock is converted into or exchanged for stock, other securities, cash or assets.

“Form S–3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means (i) any party to this Agreement that is a holder of Registrable Securities or securities convertible into Registrable Securities, in each case that have not been sold to the public, or (ii) any permitted assignee of such Registrable Securities in accordance with Section 2.7 hereof.

“Prospectus” means the prospectus included in any registration statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

“Registrable Securities” means (i) Common Stock of the Company issued or issuable upon conversion of the Shares, or the Notes or exercise of the Warrants; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend, as interest or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to an effective registration statement or Rule 144 or sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.

“Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of the Company’s Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“SEC” means the Securities and Exchange Commission or any successor agency.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

Section 2. Restrictions on Transfer; Registration

2.1    Restrictions on Transfer

(a) Each Holder shall not make any disposition of all or any portion of the Shares, Notes, Warrants or Registrable Securities except upon the conditions specified in this Agreement. Any transferee of such securities shall take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) In addition, each Holder shall not make any disposition of all or any portion of the Shares, Notes, Warrants or Registrable Securities unless and until:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act; provided, however, that each Investor may transfer any portion of the Shares, Notes, Warrants or Registrable Securities to up to five (5) of its Affiliates (or partners, or members, as the case may be; such partners or members shall be deemed to be Affiliates for purposes of this Agreement) without being required to furnish the documentation provided for in clause (B) or (C) of this Section 2.1(b)(ii), and provided, further, that such transferee must establish to the reasonable satisfaction of the Company that such transferee is an “accredited investor” within the meaning of the Securities Act.

(c) Each certificate representing Shares, Notes, Warrants or Registrable Securities shall, unless otherwise permitted by the provisions of the Purchase Agreement, bear a legend substantially similar to the following (in addition to any legend required under applicable state securities laws, the “Legend”):

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the Holder shall have obtained an opinion of counsel reasonably satisfactory to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend

2.2    Form S–3 Registration

(a) On or prior to the 90th calendar day following the Closing Date, the Company shall file with the SEC a registration statement on Form S–3 (or any successor form to Form S–3) pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) covering the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and, thereafter, shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as quickly as possible but in any event no later than 180 calendar days after the date of filing of the Shelf Registration Statement.

(b) Notwithstanding Section 2.2(a), the Company shall be entitled to postpone the declaration of effectiveness of the Shelf Registration Statement for a reasonable period of time, but not in excess of 45 days after the date the SEC has informed the Company that the Shelf

Registration Statement will not be reviewed or that the SEC has no further comments with regard to the Shelf Registration Statement, if the Board of Directors of the Company (the “Board”), acting in good faith and following consultation with legal counsel, determines that there exists material non-public information about the Company which the Board does not wish to disclose in a Prospectus, which information would otherwise be required to be disclosed in any Prospectus filed with the SEC by the Company.

(c) Subject to Sections 2.2(b) and 2.2(e), the Company shall be required to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be useable by Holders until such time as there are no outstanding Registrable Securities (such period of effectiveness, the “Shelf Period”).

(d) The Company shall:

(i) Notify the selling Holders, at any time when a prospectus relating to the Shelf Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to the Shelf Registration Statement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading; and, thereafter, the Company will promptly (and in any event within 10 business days) prepare (and, when completed, give notice to each selling Holder) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein in light of the circumstances under which they were made not misleading; and

(ii) Use reasonable best efforts to register and qualify the Registrable Securities covered by the Shelf Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be appropriate in the opinion of the Company, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Securities must be borne by the selling Holders and may not be paid or reimbursed by the Company, then the selling Holders shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses.

(e) The Holder agrees that, upon receipt of any notices from the Company of (i) the happening of any event which makes any statements made in the Shelf Registration Statement or related prospectus filed pursuant to this Agreement, or any document incorporated or deemed to be incorporated therein by reference, untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstance under which they were made not misleading or (ii) that, in the judgment of the Company’s Board of Directors, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments which are or may be material to the Company but have not been disclosed in the Shelf Registration Statement or in relevant public filings with the SEC, or (iii) the SEC has issued a stop order suspending the effectiveness of the Shelf Registration Statement, the Holder will forthwith discontinue disposition of the Shares covered by such Shelf Registration Statement or prospectus until it is advised in writing by the Company that use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use reasonable best efforts to insure that the use of the prospectus may be resumed as soon as practicable, and in any event shall not be entitled to require the Holder to suspend use of the prospectus, and shall not permit the Holder’s selling pursuant to the prospectus to be suspended, for more than 30 consecutive days or more than an aggregate of 90 days in any twelve month period.

(f) The Company will cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action nor file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act. The Company will use its reasonable best efforts to continue the listing and trading of the Common Stock on the New York Stock Exchange or other comparable trading market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the NASD and the relevant exchange. The Company’s obligations under this Section 2.2(f) shall not apply in the case of a Fundamental Change or other similar event in which the Common Stock shall as a result cease to be required to be registered under Section 12(g) or 12(b) of the Exchange Act.

(g) Promptly after the Closing Date the Company will issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock coterminous with the Company’s appointment of any such substitute or replacement transfer agent) instructions as set forth below. Such instructions shall be irrevocable by the Company from and after the issuance thereof. The intent and purpose of such instructions shall be to require the transfer agent for the Common Stock from time to time to issue certificates evidencing Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with Company or its counsel and without the need for any further advice or instruction to the transfer agent by or from the Company or its counsel:

(i) At any time from and after the effectiveness of the Shelf Registration Statement, and so long as the Shelf Registration Statement continues to be effective and (1) no suspension period pursuant to Section 2.2(e) of this Agreement is then in effect, and (2) no stop order, injunction or other order of the SEC or other applicable governmental authority with appropriate jurisdiction is then in effect suspending effectiveness of the Shelf Registration Statement, upon any surrender of one or more certificates evidencing Registrable Securities and which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; and

(ii) At any time from and after the Closing Date, upon any surrender of one or more certificates evidencing Registrable Securities and which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing or also accompanied by representations, and an opinion of counsel, if such shall be required by the transfer agent, that the intended sale or other disposition of such stock, whether or not pursuant to the Shelf Registration Statement, will not be a sale or disposition subject to the registration requirements of the Securities Act.

(h) The Company agrees that upon conversion of the Notes or Shares, or the exercise of the Warrants, into Common Stock in accordance with the respective terms of the Notes, Certificate of Designations of the Shares and Warrants, the Company will issue to the transfer agent irrevocable instructions requiring the transfer agent for the Common Stock to issue certificates evidencing the Common Stock issuable upon such conversion or such exercise without the need for any further advice or instruction to the transfer agent by or from the Company or its counsel.

2.3    Expenses of Registration. All Registration Expenses shall be borne by the Company. All Selling Expenses, if any, incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of Registrable Securities so registered.

2.4    Obligations of the Company. Subject to the limitations of Sections 2.1 and 2.6, whenever required to effect the registration of or maintain the effectiveness of the Shelf Registration Statement for the Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC such amendments and supplements to such registration statement and the Prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the Shelf Period.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the Prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

2.5    Delay of Registration; Furnishing Information

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to register Registrable Securities held by any Holder that such selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities. The Company may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information.

2.6    Indemnification

(a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder against any losses, claims, damages or liabilities (joint or several) to which it may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement filed as set forth in this Agreement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company shall pay as reasonably incurred to each such Holder any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration or (ii) with respect to any preliminary Prospectus to the extent such loss, claim, damage, liability or action results from the fact that Holder sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof to such Holder on a timely basis, and the loss, claim, damage or liability of such Holder results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the final Prospectus.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company and any other Holder selling securities under such registration statement against any losses, claims, damages or liabilities (joint or several) to which the Company or other such Holder, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by the Company or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.6 exceed the proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a commercially reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

(e) The obligations of the Company and the Holders under this Section 2.6 shall survive completion of any offering of Registrable Securities in a Shelf Registration Statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f) The obligations of the Company under this Section 2.6 shall extend, upon the same terms and conditions, to each officer, director and partner of each Holder and underwriter and each person, if any, who controls any Holder or underwriter within the meaning of the Securities Act; and the obligations of the Holders or underwriters contemplated by this Section 2.6 shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in any registration statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

2.7    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder only to a transferee or assignee of Registrable Securities or securities convertible into such Registrable Securities (i) that acquires thereby at least one-half percent (0.5%) of the outstanding Common Stock of the Company (as measured on a fully-diluted, as-converted basis) or (ii) that acquires the Registrable Securities in or securities convertible into such Registrable Securities in connection with a distribution of all or a portion of the Holder’s Registrable Securities (or securities convertible into such Registrable Securities) to its partners or members pro rata in accordance with their partnership interests as set forth in the partnership agreement governing the Holder making such distribution; provided, however, that (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.8    Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding; provided, however, that if such amendment adversely affects the Registrable Securities held by a non-consenting Holder in a manner different than that of a consenting Holder, then such amendment or waiver shall require the consent of such adversely affected non-consenting party; provided, further, that any waiver or amendment of this Section 2.8 shall require the consent of all parties to this Agreement. Any amendment or waiver effected in accordance with this Section 2.8 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

2.9    Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon such Holder’s reasonable request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 promulgated under the Securities

Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company, to the extent such reports are not available on the web site maintained by the SEC; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.10    Registration Default

(a) Additional dividends (the “Additional Dividends”) with respect to the Series A Preferred Stock shall accrue in accordance with the Certificate of Designations relating to such Series A Preferred Stock and additional interest (the “Additional Interest”) with respect to the Notes shall accrue in accordance with its terms if any of the following events occur during such time as there are Registrable Securities issued or issuable upon conversion of the Series A Preferred Stock or the Notes (each such event in clauses (i) through (iii) below being hereinafter called a “Registration Default”): (i) the Shelf Registration Statement has not been filed with the SEC on or before the 90th calendar day following the Closing Date; (ii) the Shelf Registration Statement has not been declared effective by the SEC on or before the 180th calendar day after the date of filing of the Shelf Registration Statement; or (iii) the Shelf Registration Statement is declared effective by the SEC but the Shelf Registration Statement thereafter ceases to be effective at any time during which Registrable Securities are outstanding.

(b) If a Registration Default exists and is continuing, and either (i) the Shelf Registration Statement has not been declared effective by the SEC on or before the 365th calendar day after the Closing Date or (ii) the Shelf Registration Statement is declared effective by the SEC but the Shelf Registration Statement thereafter ceases to be effective and such failure to be effective continues for a period of 90 consecutive calendar days, or more than 120 days in any 365 day period, the holders of the Series A Preferred Stock and the Notes shall have the right on such 365th or 91st or 121st day, as the case may be, to require the Company to redeem the outstanding shares of Series A Preferred Stock in accordance the Certificate of Designations relating to such Series A Preferred Stock or the Notes in accordance with its terms (the “Registration Default Redemption Right”).

(c) Any Registration Default shall cease to continue, and all Additional Dividends and Additional Interest shall cease to accrue and the Registration Default Redemption Right shall cease be exercisable, upon the earlier of (i) the date on which such Registration Default is cured or (ii) such date on which there are no longer any Registrable Securities issued or issuable upon conversion of the Series A Preferred Stock or Notes, as applicable.

Section 3.    Covenants of the Company

3.1    Financial Information and Reporting. The Company will maintain books and records of account in which entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will report its financial results in accordance with the applicable rules of the Securities Act and the Exchange Act.

3.2    Inspection Rights. Each Holder that holds at least one percent (1%) of the outstanding shares of Common Stock (on an as-converted basis) shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such books, records and other information as is reasonably requested, all at such reasonable times and as often as may be reasonably requested. Notwithstanding the foregoing, the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or if compliance with any such obligation would violate any applicable Federal or state law.

3.3    Confidentiality of Records. Each Holder agrees to use, and to use its all reasonable best efforts to insure that its Representatives (as defined below) use, the same degree of care as such Holder uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Holder may disclose such proprietary or confidential information to any Representative of such Holder for the purpose of evaluating its investment in the Company as long as such Representative is advised of the confidentiality provisions of this Section 3.3 unless such information is publicly available or if disclosure is requested or compelled by legal proceedings, subpoena, civil investigative demands or similar processes.

3.4    Restrictions on Agreements.

The Company will not, directly or indirectly, enter into any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Company to make any payments required pursuant to the terms of the Note or of the Series A Preferred Stock.

Section 4. Board Composition

4.1    Directors. The Company shall within 10 Business Days of the Closing Date increase the size of its Board by two and fill the vacancies with the representatives designated (as provided below) by the Investors (each, a “Designated Director”). One of the Designated Directors shall be in a class whose terms ends in 2002 and the other in a class whose term ends in 2004. For so long as the original Investors as of the Closing Date and/or their Affiliates together hold at least 50% of the shares of Series A Preferred Stock and the principal amount of the Notes issued on the Closing Date, the Investors shall have the right to designate a maximum two (2) Designated Directors, and the Board shall recommend at each meeting of shareholders at which any Designated Director is to be elected to include a Designated Director in the Board’s slate of nominees for election to the Board or to fill a vacancy left by a departed Designated Director, in each case in order so that there may be two Designated Directors, and shall not take any action which is inconsistent with making such recommendation. For so long as the original Investors as of the Closing Date and/or their Affiliates together hold at least 30% of the shares of Series A Preferred Stock and the principal amount of the Notes issued on the Closing Date, the Investors shall have the right to designate one (1) Designated Director, and the Board shall recommend at each meeting of shareholders at which such Designated Director is to be elected to include such Designated Director in the Board’s slate of nominees for election to the Board or to fill a vacancy left by a departed Designated Director, in each case in order so that there may be one Designated Director, and shall not take any action which is inconsistent with making such recommendation. With respect to any Holder, any calculation of ownership of shares of Series A Preferred Stock and principal amount of the Notes under this Section 4 shall include the Common Stock issued in conversion of Series A Preferred Stock or the Notes held by such Holder. Notwithstanding the foregoing, the Company may refuse a request by the Investors to designate (or continue to designate) a particular person if the Board determines that such person is subject to removal for cause or that such person’s status as a director would raise significant regulatory or competitive issues. In such case, the Investors may designate a substitute person who would not be so disqualified. In the event that the shareholders do not elect a Designated Director at a meeting of shareholders at which such Designated Director is nominated for election, then the Board shall convene a Board meeting promptly at which it shall increase the size of the Board by one member and appoint such Designated Director to the Board, subject to the numerical limitations contained in the Company’s Certificate of Incorporation.

4.2    Senior Management Change. If Paul C. Reilly ceases to be the Chief Executive Officer of the Company (a “Senior Management Change”):

(a) approval of the Designated Directors or the Designated Director, as the case may be, will be required for any action which results in:

(i) total debt (net of cash and excluding the aggregate principal amount of all outstanding Notes) of the Company in excess of the greater of (a) $75 million or (b) the product of 2.5 and the cumulative consolidated earnings before interest, taxes, depreciation and amortization of the Company for its most recent four fiscal quarters; or

(ii) the acquisition of stock, assets or businesses by the Company for aggregate consideration in excess of $50 million in any single transaction;

(b) the Designated Directors or the Designated Director, as the case may be, shall have the right to serve on any search committee appointed by the Board for the purpose of finding a replacement Chief Executive Officer; and

(c) approval by three- fourths of the Board will be required in order for the Company to enter into any transaction the consummation of which would constitute a Change of Control Event.

Each of the obligations and provisions of this Section 4.2 will terminate and have no further force or effect when the Investors have no right pursuant to Section 4.1 to designate a Designated Director.

Section 5. Standstill Agreement. Each Holder hereby covenants to and agrees with the Company that, during the period of this Agreement, such Holder will not, and shall cause his or its affiliates, officers, directors, employees, counsel, investment bankers, consultants and other representatives (such persons being generally referred to herein as “Representatives”) not to (and such Holder and its Representatives will not assist or form a “group” within the meaning of Section 13(d)(3) of the Exchange Act to act in concert or participate with or encourage other persons to), directly or indirectly, other than as permitted by this Agreement, (i) acquire or offer to acquire, seek, propose or agree to acquire, by means of a purchase, tender or exchange offer, business combination or in any other manner, beneficial ownership of any Common Stock or other securities of the Company, including rights or options to acquire such ownership, (ii) seek or propose to influence, advise, change or control the management, the Board, governing instruments or policies or affairs of the Company in any way, including, without limitation, by means of a solicitation of proxies (as such terms are defined in Rule 14a-1 under the Exchange Act), or by means of the submission or promotion or other support of any “proposal”, including any proposals as defined in Rule 14a-8 under the Exchange Act and (iii) seek or propose to influence, advise or direct the vote of any holder of Common Stock or other securities of the Company; provided, however, that the Holder may take any of the foregoing actions listed in (ii) or (iii) above if such actions are in good faith (A) not taken with the aim, intent or effect of controlling the Board or the Company or (B) appointing additional members to the Board besides the Designated Directors. The Holders agree that they will not appoint or cause to be appointed any directors (each, a “Holder Director”) by any of the foregoing means to, or permit any Holder Director to serve on, the Board if the number of Holder Directors thereon, including the Designated Directors, would be more than the number of Designated Directors provided for by Section 4 hereof. The term “person” as used in this Section 5 shall be broadly interpreted to include, without limitation, the media and any corporation, company, group, partnership or individual. The term “affiliate” as used in this Section 5 shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. The term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

Section 6. Rights of First Refusal

6.1    Subsequent Offerings. Each Holder shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 6.4 hereof. Each Holder’s pro rata share is equal to the ratio of (a) the number of shares of the Common Stock into which the shares of Series A Preferred Stock and the Notes that such Holder holds immediately prior to the issuance of such Equity Securities are convertible and for which the Warrants that such Holder holds immediately prior to the issuance, such Equity Securities are exercisable to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of any convertible security or upon the exercise of any rights, warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock or preferred stock of the Company, (ii) any security convertible, with or without consideration, into any Common Stock or preferred stock (including any option to purchase such a convertible security) (iii) any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other security.

6.2    Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Holder with a pro rata right pursuant to Section 6.1 written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Holder shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. If the Company proposes to issue the Equity Securities in an underwritten offering, the Holder shall only have the right to purchase its Equity Securities from the underwriters or the Company at the same time as the other purchases in such offering. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Holder who would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale.

6.3    Transfer of Rights of First Refusal. The rights of first refusal of each Holder under this Section 6 may be transferred to the same parties, subject to the same restrictions, as any transfer of registration rights pursuant to Section 2.7.

6.4    Excluded Securities. The rights of first refusal pursuant to this Section 6 shall have no application to any of the following:

(a) Equity Securities issued upon conversion of the Shares or the Notes or exercise of the Warrants, or distributed pursuant to any pay-in-kind dividend or distribution features thereof;

(b) Equity Securities issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary, pursuant to the Company’s stock option, performance award or employee benefit plan;

(c) Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, which transaction is approved by the stockholders if, and to the extent required by, the Certificate of Incorporation of the Company;

(d) Equity Securities issued in connection with strategic transactions involving the Company and other entities, provided that the primary purpose of such transaction is not equity financing; and

(e) Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company.

Section 7. Miscellaneous

7.1    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

7.2    Successors and Assigns. Except as otherwise expressly provided herein, rights and obligations hereunder may not be assigned by a Holder or the Company without the prior written consent of the other. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such securities in its records as the absolute owner and holder of such securities for all purposes.

7.3    Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.4    Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.5    Amendment and Waiver

(a) Except as otherwise expressly provided in this Agreement, this Agreement may be amended or waived only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding.

(b) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional persons as “Investors,” “Holders” and parties hereto subject to the limitations set forth in Sections 2.7 and 6.3 hereof.

7.6    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach, default or noncompliance of another Party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

7.7    Notices. Notices hereunder shall be made by hand delivery or by overnight courier. Except as otherwise expressly provided herein, all notices or other communications under this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, and (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation and with appropriate follow-up delivery by overnight courier) and addressed as follows: (a) to the Company, at its principal executive offices and (b) to the Holder, at such Holder’s address as it appears in the records of the Company.

7.8    Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.9    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

KORN/FERRY INTERNATIONAL

By:	/S/ GARY D BURNISON
Name: Gary D. Burnison
Title: Chief Financial Officer

INVESTORS:

FRIEDMAN FLEISCHER & LOWE CAPITAL PARTNERS, L.P.

By:	Friedman Fleischer & Lowe GP,
LLC, its General Partner

/S/ DAVID L. LOWE
David L. Lowe
Senior Managing Member

FFL EXECUTIVE PARTNERS, L.P.

By:	Friedman Fleischer & Lowe GP,
LLC, its General Partner

/s/ DAVID L. LOWE
David L. Lowe
Senior Managing Member